UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 27, 2022
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CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3615 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Independent Director

On January 27, 2022, the Board of Directors (the “Board”) of CURO Group Holdings Corp. (the “Company”) announced the appointment of a new independent director effective January 27, 2022. Issac Vaughn has been appointed to a newly-created position on the Board, with a term expiring at the Company’s annual meeting of stockholders to be held in 2022. Mr. Vaughn will serve as a member of the Nominating and Corporate Governance Committee. The Board has determined that Mr. Vaughn satisfies the director independence requirements of the New York Stock Exchange (“NYSE”).

In connection with his appointment to the Board, Mr. Vaughn received an award of 5,124 restricted stock units, representing the right to receive that number of shares of the Company’s common stock determined by dividing $70,000 by the closing price of the Company’s common stock (rounded down to the nearest whole share) as reported on the NYSE on the date of appointment to the Board, to vest at the Company’s annual meeting of stockholders to be held in 2022, subject to his continued service on the Board through such date. Mr. Vaughn also will be entitled to receive future equity grants that may be made to non-employee directors and the standard non-management director compensation (prorated to correspond to his term of service), which was described in the section entitled “Non-Employee Director Compensation” in our definitive proxy statement for the 2021 annual meeting of stockholders filed with the Securities and Exchange Commission (“SEC”) on April 29, 2021, which description is incorporated by reference herein. We have entered into an indemnification agreement with Mr. Vaughn on our standard form for directors filed as Exhibit 10.31 to the Registration Statement on Form S-1 (Amendment No. 1) filed with the SEC on November 1, 2017.

There is no arrangement or understanding between Mr. Vaughn and any other person pursuant to which Mr. Vaughn was selected as a director. There are no transactions involving Mr. Vaughn or his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Retirement of Director

Doug Rippel, co-founder and Executive Chairman of the Board, submitted his resignation from the Board on January 28, 2022, to be effective immediately after the Company’s annual meeting of shareholders in 2022. There is no disagreement between Mr. Rippel and the Company, its management, the Board or any committee of the Board.

Chris Masto, the Company’s current Lead Independent Director, was appointed Chairman of the Board effective January 28, 2022.

ITEM 7.01     Regulation FD Disclosure

On January 31, 2022, we issued a press release, which is attached hereto as Exhibit 99.l. The information reported in this Item 7.01 (including the press release) is furnished to and not “filed” with the SEC for the purposes of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

In connection with the appointment of Mr. Vaughn to the Board as described above in Item 5.02, the Company has changed the composition of its Nominating and Corporate Governance Committee. All committee members meet the independence requirements applicable to directors and the committees under SEC rules and NYSE Listing Standards.

Nominating and Corporate Governance Committee

Chris Masto, Chairperson
Issac Vaughn
Dale Williams
Karen Winterhof

ITEM 9.01     Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of January, 2022.

                        CURO Group Holdings Corp.
                        By: /s/ Roger Dean______
                        Roger Dean
                        Executive Vice President and Chief Financial Officer